Exhibit 99.1
PRESS RELEASE
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PHILIP MORRIS INTERNATIONAL INC. REVISES FULL-YEAR 2019 REPORTED DILUTED EARNINGS PER SHARE FORECAST TO BE AT LEAST $5.28,
REFLECTING A CHARGE ASSOCIATED WITH A JUDGMENT IN TWO QUÉBEC SMOKING AND HEALTH CLASS ACTIONS

NEW YORK, March 4, 2019 – On March 1, 2019, the Court of Appeal of Québec in Montreal issued its judgment in two class action lawsuits against Rothmans, Benson & Hedges Inc. (RBH), a subsidiary of Philip Morris International Inc. (PMI), as well as Imperial Tobacco Canada Limited, and JTI-Macdonald Corp. PMI is not a party to the cases.

In 2015, the trial court ruled in favor of plaintiffs and found that the estimated class members’ damages totaled approximately CAD 15.6 billion including interest. In its decision, the Court of Appeal largely affirmed the total amount of compensatory and punitive damages including the trial court’s order for the defendants to deposit a portion of the damages, approximately CAD 1.1 billion, into trust accounts within 60 days. RBH’s share of the deposit is approximately CAD 257 million. RBH previously deposited CAD 226 million as security with the Court of Appeal. RBH will seek leave to appeal this judgment to the Supreme Court of Canada. See PMI’s Form 10-K for the year ended December 31, 2018 for more information about these legal proceedings.

As a result of this decision against RBH, PMI will incur in its consolidated results a pre-tax charge of approximately $194 million, representing approximately $142 million net of tax, in the first quarter of 2019, recorded as tobacco litigation-related expenses. The charge reflects PMI’s assessment of the portion of the judgment that it believes is probable and estimable at this time and corresponds to the trust account deposit required by the court. The company is monitoring developments in these proceedings and further assessing the situation, as there is a significant lack of clarity with respect to several factors, including the actual number of claimants, the associated administrative process for verification of their applications, further proceedings, and actions by parties to these proceedings. Therefore, the ultimate liability may differ significantly from this amount.

2019 Full-Year Forecast
As a result of this charge, PMI today revises its full-year 2019 reported diluted earnings per share forecast to be at least $5.28 at the exchange rates prevailing at the time of PMI’s earnings release of February 7, 2019. Excluding the impact of this charge of approximately $0.09 per share and an unfavorable currency impact, at the then prevailing exchange rates, of approximately $0.14 per share, this forecast represents a projected increase of at least 8.0%

versus adjusted diluted earnings per share of $5.10 in 2018 (calculated as reported diluted EPS of $5.08, plus tax items of $0.02 per share primarily related to the implementation of the Tax Cuts and Jobs Act).

Assumptions underlying this forecast, as communicated by PMI in its earnings release of February 7, 2019, and reiterated at the CAGNY Conference of February 20, 2019, remain unchanged.

This forecast excludes the impact of any future acquisitions, unanticipated asset impairment and exit cost charges, future changes in currency exchange rates, further developments related to the Tax Cuts and Jobs Act, further developments pertaining to the judgment in the two Québec Class Action lawsuits against RBH described above, and any unusual events. Factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.

Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.

PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent. Future results are also subject to the lower predictability of our reduced-risk product category's performance.

PMI is further subject to other risks detailed from time to time in its publicly filed documents, including those described under Item 1A. “Risk Factors” in PMI’s annual report on Form 10-K for the year ended December 31, 2018. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

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Philip Morris International: Building a Smoke-Free Future
Philip Morris International (PMI) is leading a transformation in the tobacco industry to create a smoke-free future and ultimately replace cigarettes with smoke-free products to the benefit of adults who would otherwise continue to smoke, society, the company and its shareholders. PMI is a leading international tobacco company engaged in the manufacture and sale of cigarettes, smoke-free products and associated electronic devices and accessories, and other nicotine-containing products in markets outside the U.S. PMI is building a future on a new category of smoke-free products that, while not risk-free, are a much better choice than continuing to smoke. Through multidisciplinary capabilities in product development, state-of-the-art facilities and scientific substantiation, PMI aims to ensure that its smoke-free products meet adult consumer preferences and rigorous regulatory requirements. PMI's smoke-free IQOS product portfolio includes heated tobacco and nicotine-containing vapor products. As of December 31, 2018, PMI estimates that approximately 6.6 million adult smokers around the world have already stopped smoking and switched to PMI’s heated tobacco product, which is currently available for sale in 44 markets in key cities or nationwide under the IQOS brand. For more information, please visit www.pmi.com and www.pmiscience.com.